Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Pre-Effective Amendment Number 1 to the Registration Statement on
Form S-1 of Bank of Florida Corporation (the “Company”), dated August 10, 2009, of our reports appearing in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2008, December 31, 2007 and December 31, 2006. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ HACKER, JOHNSON & SMITH PA
HACKER, JOHNSON & SMITH PA
Tampa, Florida
November 2, 2009